                                                                     Exhibit 4.2


         FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                  FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 2, 2001 (this "AMENDMENT"), to the Existing Credit Agreement (as hereinafter defined), by and among (i) THE SELMER COMPANY, INC., a Delaware corporation ("SELMER"), (ii) STEINWAY, INC., a Delaware corporation ("STEINWAY"), (iii) UNITED MUSICAL INSTRUMENTS USA, INC., an Indiana corporation ("UMI" and together with Selmer and Steinway, the "BORROWERS"), (iv) those signatories hereto and identified on Schedule I (as may be amended from time to time) as Guarantors (the "GUARANTORS"), (v) the lenders (the "LENDERS") from time to time party to the Agreement (defined below) and GMAC COMMERCIAL CREDIT LLC, a New York limited liability company ("GMACCC"), as administrative agent for the Lenders hereunder.

                                    RECITALS

                  The Borrowers, Guarantors, GMACCC, as administrative agent and the Lenders have entered into the Existing Credit Agreement, pursuant to which the Lenders are providing to Selmer and Steinway a $120,000,000 revolving credit facility, a $22,500,000 term loan facility and a $45,000,000 term loan facility, each of which are secured by certain accounts receivable, real estate, and other collateral of Selmer, Steinway and UMI and guaranteed by the Guarantors and the parties desire to amend certain provisions of the Existing Credit Agreement as hereinafter provided.

                  In consideration of the foregoing and of the mutual covenants and undertakings herein contained, the parties hereto hereby agree that the Existing Credit Agreement is amended as hereinafter provided.


                                    ARTICLE I
                                   Definitions

                  1. DEFINITIONS. (a) In addition to the definitions set forth in the heading and the recitals to this Amendment, the following definitions shall apply hereto:

                  "AGREEMENT" means the Existing Credit Agreement as amended, supplemented or otherwise modified from time to time up to and including this Amendment.

                  "EXISTING CREDIT AGREEMENT" shall mean the Second Amended and Restated Credit Agreement, dated as of September 14, 2000, among (i) Selmer,
(ii) Steinway, (iii) UMI, (iv) the Guarantors, (v) the Lenders and (vi) GMACCC as amended or otherwise modified from time to time prior to the First Amendment Effective Date.

                  (b) Unless otherwise indicated, capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Existing Credit Agreement.

                                   ARTICLE II
                                 Representations

                  1. REPRESENTATIONS. Each of the Borrowers and Guarantors hereby represents and warrants as follows:

                  (a) It has full power, authority and legal right, to enter into this Amendment and perform all of its respective obligations hereunder. The execution, delivery and performance hereof is within its powers and has been duly authorized, is not in contravention of any law(s) which might have a material adverse effect upon it, the Collateral, its operations, financial condition or prospects, or in contravention of the terms of its by-laws, certificate of incorporation, declaration of trust or other documents relating to its formation, as applicable, or to the conduct of its business or of any material agreement or undertaking to which it is a party or by which it is bound, and will not conflict with or result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any Lien upon any of its assets under, the provisions of any agreement, charter, instrument, by-law, declaration of trust or other instrument to which it is a party or by which it or its assets may be bound.

                  (b) It is duly organized and in good standing under the laws of its respective state of organization and it is qualified to do business and is in good standing in which qualification and good standing are necessary for it to conduct its businesses and own its properties and where the failure to so qualify would have a Material Adverse Effect.

                  (c) This Amendment has been duly executed and delivered on its behalf and this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  (d) The conditions contained in Article IV hereof have been satisfied.

                  (e) Each of the Loan Documents is on the date hereof in full force and effect.

                  (f) No Default or Event of Default has occurred and is continuing.

                                   ARTICLE III
                     Amendments to Existing Credit Agreement

                  1. AMENDMENTS TO SECTION 1. (a) Section 1.1 of the Existing Credit Agreement is hereby amended by inserting at the end of the definition of "Lenders" immediately after the words "the Issuing Lender" and before the period (".") the words "and, solely for the purposes of Section 12.11, any Affiliate of any Lender."

                  (b) Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the definition of "Required Lenders" in its entirety and replacing it with the following:

                           "REQUIRED LENDERS": (i) at any time there are three
         (3) or fewer Lenders, all of the Lenders, (ii) at any time there are four (4) Lenders, at least three (3) Lenders and (iii) at any time there are more than four (4) Lenders, three (3) or more Lenders holding in the aggregate at least 66-2/3% Credit Exposure Percentage.

                  (c) Section 1.1 of the Existing Credit Agreement is hereby amended (i) by inserting in the seventh line of the definition of the term "Tangible Net Worth" after the words "6.1(b) hereto," the words "plus (c) the aggregate amount of Eligible Intellectual Property calculated in accordance with GAAP consistently applied," and (ii) by deleting in the seventh line the letter "(c)" and replacing the letter "(d)".

                  2. AMENDMENT TO SECTION 2.2(a). Section 2.2(a) of the Existing Credit Agreement is hereby amended (i) by deleting in the second line thereof after the words "in the form of Exhibit" the letter "N" and replacing it with the letter "J", and (ii) by deleting in the last line thereof the words "on the dates specified in Section 5.1(e)" and replacing them with the words "as specified in the Term A Note".

                  3. AMENDMENT TO SECTION 5.9. Section 5.9 of the Existing Credit Agreement is hereby amended by deleting in the second and sixth lines thereof the words "Administrative Agent" and replacing them with the words "Required Lenders".

                  4. AMENDMENT TO SECTION 8.2(c). Section 8.2(c) of the Existing Credit Agreement is hereby amended by (i) deleting in the fifth line thereof, after the words "Section 8 hereof" the words "and Section 9.17, and (iii)" and replacing them with the words ", Section 9.1 hereof, (iii) no Event of Default has occurred under the Senior Subordinated Note Indenture and (iv)".

                  5. AMENDMENT TO SECTION 9.1(b). Section 9.1(b) of the Existing Credit Agreement is hereby amended by deleting in the second line thereof the words "1.3 to 1 for each period" and replacing them with the words "1.1 to 1 for each period".

                  6. AMENDMENT TO SECTION 12.4(b). Section 12.4(b) is hereby amended by inserting the words "at the direction of the Required Lenders" after the words "the Administrative Agent" and before the words "shall have the continuing and exclusive right" where they appear in the second line thereof.

                  7. AMENDMENT TO SCHEDULE 2.1. Schedule 2.1 to the Existing Agreement is hereby deleted in its entirety and replaced by Schedule 2.1 attached hereto.

                  8. AMENDMENT TO SCHEDULE 2.2. The Term Loan A-Payment Schedule in Schedule 2.2 to the Existing Agreement is hereby amended by deleting in the last row of the table the number "170,000.00" and replacing it with the words "all amounts outstanding with respect to Term Loan A".

                  9. AMENDMENT TO EXHIBITS J-1 AND J-2 AND J-3. Exhibits J-1, J-2 and J-3 are hereby deleted in their entirety and replaced by Exhibits J-1, J-2 and J-3 attached hereto.

                                   ARTICLE IV
                           Conditions to Effectiveness

                  This Amendment, and the modifications to the Existing Credit Agreement provided for herein, shall become effective on the date (the "FIRST AMENDMENT EFFECTIVE DATE") on which all of the following conditions have been (or are concurrently being) satisfied:

                  1. This Amendment shall have been duly executed and delivered by each party thereto.

                  2. Each of the representations and warranties made by the Borrowers and Guarantors in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the First Amendment Effective Date as if made on and as of such date (except to the extent the same relate to another, earlier date, in which case they shall be true and correct in all material respects as of such earlier date).

                  3. No Default or Event of Default shall have occurred and be continuing.

                  4. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Existing Credit Agreement and this Amendment shall be reasonably satisfactory in form and substance to the GMACCC, and GMACCC shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

                                   ARTICLE VII
                                  Miscellaneous

                  1. PAYMENT OF EXPENSES. Notwithstanding any provisions of
Section 12.8 of the Agreement, the parties shall bear their own costs and expenses incurred in connection with this Amendment.

                  2. NO OTHER AMENDMENTS; CONFIRMATION. Except as expressly amended, modified and supplemented hereby and by the documents related hereto, the provisions of the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect.

                  3. AFFIRMATION BY LOAN PARTIES. Each Loan Party hereby reaffirms its obligations under the Loan Documents executed by such Loan Party.

                  4. GOVERNING LAW; COUNTERPARTS. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                  (b) This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with each of the Borrowers and GMACCC, as Administrative Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                       THE SELMER COMPANY, INC.,
                                           Borrower

                                       By  /s/ Dennis M. Hanson
                                           -------------------------------------
                                           Title:  Vice President

                                       STEINWAY, INC.,
                                           Borrower

                                       By  /s/ Dennis M. Hanson
                                           -------------------------------------
                                           Title:  Vice President

                                       UNITED MUSICAL INSTRUMENTS USA, INC.,
                                           Borrower

                                       By  /s/ Dennis M. Hanson
                                           -------------------------------------
                                           Title:  Vice President

                                       GMAC COMMERCIAL CREDIT LLC,
                                       as Administrative Agent and as a Lender

                                       By  /s/ Frank Imperato
                                           -------------------------------------
                                           Title:  Senior Vice President

                                       GMAC COMMERCIAL CREDIT LLC,
                                       as Lender

                                       By  /s/ Frank Imperato
                                           -------------------------------------
                                           Title:  Senior Vice President

                                   SCHEDULE I

                                   GUARANTORS

STEINWAY MUSICAL INSTRUMENTS, INC.,
Guarantor

By:  /s/ Dennis M. Hanson
     --------------------------------
Title:

800 South Street
Suite 425
Waltham, MA 02453

EMERSON MUSICAL INSTRUMENTS, INC.,
Guarantor

By:  /s/ Dennis M. Hanson
     --------------------------------
Title:

28135 West Hively Avenue
Elkhart, IN 46517

THE STEINWAY PIANO COMPANY, INC.,
Guarantor

By:  /s/ Dennis M. Hanson
     --------------------------------
Title:

600 Industrial Parkway
Elkhart, IN 46516

THE SMI TRUST,
Guarantor

By:  /s/ Dennis M. Hanson
     --------------------------------
Title:

800 South Street
Suite 425
Waltham, MA 02453

S&B RETAIL, INC.,
Guarantor

By:  /s/ Dennis M. Hanson
     --------------------------------
Title:

455 Route 17 South
Paramus, New Jersey 07652

BOSTON PIANO COMPANY, INC.,
Guarantor

By:  /s/ Dennis M. Hanson
     --------------------------------
Title:

37-11 19th Avenue
Long Island City, NY 11105

THE O.S. KELLY CORPORATION,
Guarantor

By:  /s/ Dennis M. Hanson
     --------------------------------
Title:

P.O. Box 1267
318 E. North Spring Street
Springfield, OH 45503

THE O.S. KELLY COMPANY,
Guarantor

By:  /s/ Dennis M. Hanson
     --------------------------------
Title:

P.O. Box 1267
318 E. North Spring Street
Springfield, OH 45503

UNITED MUSICAL INSTRUMENTS HOLDINGS, INC.,
Guarantor

By:  /s/ Dennis M. Hanson
     --------------------------------
Title:

100 Industrial Parkway
Elkhart, IN 46516